UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 21, 2005

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts	02142

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

     On July 21, 2005, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai”) granted options with incentive-based vesting acceleration provisions to Akamai employees including the following executive officers: Lisa Arthur, George Conrades, Melanie Haratunian, Robert Hughes, Paul Sagan and Chris Schoettle. The options have the following base vesting schedule: 25% vest on the first anniversary of the date of grant and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. In addition, vesting shall accelerate, in whole or in part, for then-unvested options if Akamai achieves enumerated revenue and earnings per share objectives before or during the fiscal year ending December 31, 2007. The terms of the option agreements are more fully described in the form of incentive stock option agreement attached hereto, and incorporated by reference herein, as Exhibit 99.1 (the “Form Agreement”).

     In addition, on July 1, 2005, the Compensation Committee approved a compensation package for the Executive Chairman of the Board of Directors, George Conrades. The Executive Chairman shall be paid the following annual compensation: $20,000 in cash and $180,000 in deferred stock units (with the number of units issued based on the closing sale price of Akamai’s common stock on the date of grant).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2005	AKAMAI TECHNOLOGIES, INC.
	By:	/s/ Melanie Haratunian
Melanie Haratunian, Vice President and
General Counsel

EXHIBIT INDEX

Exhibit
No.	Description
99.1	Akamai Technologies, Inc. Form of Incentive Stock Option Agreement